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                                                                   Exhibit 10.37

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT dated June 14, 2001 (this "Agreement") is
                                                               ---------
made to be effective as of February 1, 2001, by and among NEXTMEDIA OUTDOOR, INC., a Delaware corporation ("Employer"), NEXTMEDIA GROUP, INC., a Delaware
                               --------
corporation ("Group"), and JAMES MATALONE ("Executive").
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          WHEREAS, Employer desires to employ Executive, and Executive desires to be employed by Employer, in accordance with the terms and conditions herein provided.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Executive agree as follows:

     1. Employment and Employment Period. During the period specified in this
Section 1, Employer shall employ Executive, and Executive shall be employed by
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Employer, on the terms and subject to the conditions set forth herein. The term of Executive's employment under this Agreement shall commence on February 1, 2001 (the "Effective Date") and, subject to prior termination as provided in
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Section 6 below, shall continue through the third anniversary of the Effective
---------
Date (including any extensions provided for herein, the "Employment Period");
                                                         -----------------
provided, however, that the Employment Period automatically shall be extended
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for up to two (2) successive terms of one (1) year each unless either party advises the other, at least one hundred twenty (120) days prior to the end of the initial term or the first annual extension, as the case may be, that such party will not agree to extend this Agreement as herein provided.

     2. Duties, Responsibilities, Reporting, No Services for Others.

          (a) At all times during the Employment Period, Executive: (i) shall serve as an Executive Vice President of Employer and as the Chief Executive Officer of Employer's traditional outdoor division or in such other comparable management position or positions as may be designated by the Board of Directors of Employer (the Board of Directors of Employer, or any successor equivalent governing body of Employer, is herein referred to as the "Board of Directors") from time to time, (ii) shall perform duties in
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     furtherance of the business of Employer, as may have been determined to be appropriate by the Board of Directors or by the CEO (as defined in Section
                                                                        --------
     20 hereof), including, specifically, duties relating to managing the
     --
     day-to-day operations of Employer's traditional outdoor division, (iii) except as set forth in Section 2(b) hereof, shall devote his entire
                            ------------
     business time, energy, talent, and best efforts to the faithful and efficient performance of his duties as an Executive Vice President of Employer and as the Chief Executive Officer of Employer's traditional outdoor division and (iv) shall report directly to the CEO or his designees.

          (b) Executive shall not, at any time during the Employment Period, directly or indirectly, render any business, commercial, or professional services to any other person, firm, or organization (other than to Employer and its Affiliates) for compensation without the prior approval of the Board of Directors. Nothing in this Agreement shall preclude Executive from devoting reasonable periods of time and effort to charitable and
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     community activities or to the management of Executive's personal investment assets; provided, that such activities do not interfere in any
                        --------
     material respect with the performance by Executive of his duties hereunder.

     3. Compensation.

          (a) Base Salary. During the Employment Period, Employer shall pay to Executive an annual base salary (the "Base Salary") in regular equal
                                           -----------
     installments in accordance with Employer's usual payroll practice. Executive's Base Salary for the first contract year shall be One Hundred Seventy-Five Thousand Dollars ($175,000), which Base Salary shall be subject to appropriate increase each year thereafter at the discretion of the compensation committee of the board of directors of Group (the "Compensation Committee"). Any annual increase in Executive's Base Salary
      ----------------------
     shall be based upon increases in the cash flow generated by Employer's traditional outdoor division.

          (b) Annual Bonus. Executive shall be entitled to an annual bonus for each fiscal year in which Executive is employed hereunder in an amount equal to a percentage of Executive's Base Salary for such fiscal year as may be determined by the Compensation Committee in its reasonable discretion based upon the recommendation of the CEO. The parties to this Agreement currently anticipate that the annual bonus payable pursuant to this Section 3(b) shall not be less than forty percent (40%) of the Base
          ------------
     Salary then due and payable to Executive; however, the parties acknowledge that no bonus amount is guaranteed. Any bonus determined to be payable under this Section 3(b) shall be paid by Employer to Executive as soon as
                ------------
     practicable following the completion of Employer's annual audit.

          (c) Class B Interests. As soon as reasonably practicable following the execution of this Agreement, (i) NextMedia Investors LLC, a Delaware limited liability company ("Investors LLC"), shall issue to Executive an
                                 -------------
     aggregate of 1.4936 Class B membership interests in Investors LLC and (ii) Executive shall become a party to the Second Amended and Restated Limited
     Liability Company Agreement of Investors LLC dated as of June   , 2001, and
                                                                   --
     (B) acknowledge that Executive is not entitled to receive any additional Class B membership interests that may be reallocated among the existing Class B members or issued by Investors LLC. Executive acknowledges and agrees that Executive shall not be entitled to receive any additional Class B membership interests that may be issued by Investors to the Class B Members existing as of the date hereof.

          (d) Withholdings. Employer shall, in accordance with applicable law, deduct from the Base Salary, any bonus amount and any other cash amounts payable by Employer under the provisions of this Agreement to Executive, or, if applicable, to Executive's estate, legal representatives or other beneficiaries designated in writing by Executive, all social security taxes, all federal, state and municipal taxes and all other charges and deductions that now or hereafter are required by law to be charges on the compensation of Executive or charges on cash benefits payable by Employer hereunder to Executive's estate, legal representatives or other beneficiaries.

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     4. Retirement and Employee Welfare Benefits. During the Employment Period,
Executive shall be entitled to participate in, and shall be entitled to receive benefits in accordance with the terms of, all retirement and welfare benefits plans, practices, policies, and programs that are made available by Group or Employer to other senior executives of Employer, which, at a minimum, shall include the following:

          (a) Life Insurance. Group shall provide to Executive, and shall keep in full force and effect at all times during the Employment Period, without cost to Executive, a term life insurance policy with a death benefit equal to not more than Seven Hundred Thousand Dollars ($700,000), subject to Executive's insurability at standard group rates. Executive shall be solely responsible for the payment of any federal and/or state taxes that may be levied as a result of Group furnishing such life insurance policy, and Executive, his estate and/or heirs hereby agree to indemnify and hold harmless Employer and Group from and against any and all taxes that may be payable in connection with such life insurance policy. Executive shall have the privilege of designating the beneficiary thereof and may change the beneficiary thereof by providing written notice to Group and shall have such other rights of ownership provided by such life insurance policy, subject to the rules and regulations of the issuing insurance company. Executive shall have the right to assign such life insurance policy to Executive's spouse or issue, or to a trust primarily for the benefit of Executive's spouse and/or issue. Upon the termination of this Agreement for any reason, Group shall assign such life insurance policy to Executive, without cost to Executive, provided that Executive shall pay all premiums
                                --------
     and other costs relating to such life insurance policy from and after the date of such assignment.

          (b) Medical Benefits. Group shall provide to Executive and his immediate family, to the extent eligible and at all times during the Employment Period, major medical coverage and disability insurance in accordance with Group's Executive Medical Benefit Plan. If Group is notified that Executive does not qualify for such disability insurance at standard rates, Group will so advise Executive within five (5) days after Group has received such notification of non-qualification.

          (c) Reimbursement for Business Expenses. Employer shall reimburse Executive promptly upon production by Employee of reasonably detailed accounts, receipts, vouchers or other reasonable evidence of payment by Executive, for all ordinary, reasonable and necessary travel, entertainment and other expenses as shall be incurred by him in the performance of his duties hereunder.

          (d) Automobile. During the Employment Period, Employer shall provide Executive with, or pay or reimburse Executive for his lease or purchase of, an automobile, the aggregate expense of which shall not exceed $10,000 per annum.

          (e) Vacation. During each complete twelve (12) month period of the Employment Period, Executive shall be entitled to paid vacation time at the rate of not more than four (4) weeks per calendar year, provided that such
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     vacation shall be taken at such time or times as Executive may determine in such a manner as to avoid undue disruption to the business of Employer;
     and, provided further, that any accrued but unused vacation at the end of
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     any calendar year shall expire without consideration to

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     Executive. Executive shall also be entitled to such personal leave, holiday leave and sick leave as may be permitted pursuant to the general practice and policies of Employer.

          (f) Club Membership. During the Employment Period, Employer shall reimburse Executive for membership dues, up to a maximum of Five Thousand Dollars ($5,000) per calendar year, for a tennis, fitness, business lunch club or similar facility to be used by Executive for business purposes. Employer shall have the right to approve the club membership, which approval shall not be unreasonably withheld.

          (g) Stock or other Equity Plans. Upon the consummation of an initial public offering of the stock of Group, Executive shall be entitled to participate in such stock award, stock option or other similar equity plans as shall be determined by the board of directors of Group to be fair, appropriate and customary for an employee in the position of Executive, in each case, subject to the provisions thereof.

     5. Effect of Disability While in Employ of Employer. If, during the Employment Period, Executive becomes disabled, by reason of physical or mental impairment, disability or infirmity to such an extent that he is unable to perform his duties under this Agreement for more than ninety (90) working days in any twelve (12) consecutive month period, as determined in good faith by the Board of Directors, in its sole discretion ("Disability" or "Disabled"):
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          (a) Employer may relieve Executive of his duties under this Agreement for as long as Executive is so Disabled.

          (b) Employer shall pay to Executive, net of the offset referred to in the last sentence of this Section 5(b), all Base Salary, if any, to which
                               ------------
     Executive would have been entitled under this Agreement had Executive continued to be actively employed by Employer to the earliest of (i) the first date on which he is no longer so Disabled, (ii) the date on which his employment is terminated by Employer due to Disability pursuant to Section
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     6(a), (iii) the date of his death, or (iv) the end of the Employment Period
     ----
     due to any reason other than termination by Employer due to Disability pursuant to Section 6(a) or death. Any payment referred to in this Section
                 ------------                                           -------
     5(b) shall be made at the same time as that payment would have been made if
     ----
     Executive were not Disabled. Payments under this Section 5(b) for any
                                                      ------------
     period shall be offset, dollar for dollar, by any disability benefits
     (other than benefits payable pursuant to any disability insurance policy all of the premiums for which were paid by Executive and not Employer) for that period that are received by Executive.

          (c) Except as provided in this Section 5, Employer shall have no
                                         ---------
     further obligations to Executive for Base Salary or any bonus for any period during which Executive is so Disabled.

          (d) Executive agrees to submit such medical evidence regarding Executive's Disability as may be reasonably requested by the Board of Directors.

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

     6. Termination.

          (a) Death or Disability. Executive's employment hereunder will terminate immediately upon Executive's death. Employer may terminate Executive's employment hereunder as of the effective date specified in Employer's notice of termination if Executive is Disabled, which effective date shall not be earlier than the ninety-first (91st) working day (excluding vacation days) following the commencement of Executive's Disability, provided, that such notice shall be delivered to Executive not later than ten (10) days from the effective date of termination specified in such notice.

          (b) By Employer for Cause. Employer may terminate Executive's employment under this Agreement for "Cause" (and Executive's employment
                                          -----
     will be deemed to have been terminated for "Cause") if, as of the date of
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     termination, any of the following circumstances have occurred:

               (i) Except as otherwise permitted by Section 2(b) hereof,
                                                    ------------
          Executive has refused to perform his duties as an employee of Employer or has failed to devote his entire business time, energy, talent and best efforts to the performance of his duties under this Agreement in any material respect;

               (ii) Executive has been convicted of, or has entered a plea of nolo contendere to, a felony;

               (iii) Executive has engaged in any fraudulent or dishonest conduct or acts in the course of his employment with Employer in connection with Employer or any of its Affiliates;

               (iv) Executive has breached any of his obligations hereunder in any material respect;

               (v) Executive has been grossly negligent in the performance of his duties under this Agreement;

               (vi) Executive has engaged in the illegal use of drugs or suffers from drug dependence or habitual insobriety;

               (vii) Employer or Group materially breaches any financial covenant contained in any of its contractual obligations and such breach is not cured or waived prior to the expiration of any applicable grace or cure periods;

               (viii) Employer or Group shall fail to pay the principal of, or interest on, or to make any required payment (regardless of amount) in connection with any of its indebtedness when and as the same may become due and payable and such failure is not cured or waived prior to the expiration of any applicable grace or cure periods;

               (ix) Any event or circumstance shall have occurred the effect of which would permit the holder or holders (or a trustee on its or their behalf) of any

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

          indebtedness of Employer or Group to cause or require such indebtedness to become due or to be redeemed or repurchased prior to its stated maturity (or to cause or require an offer to be made to effect such redemption or repurchase) and such event or circumstance is not cured or waived prior to the expiration of any applicable grace or cure periods; or

               (x) Employer, Group and their subsidiaries, if any, taken together, shall have failed to meet at least ninety percent (90%) of their budget in any given fiscal year, as such budget was recommended and approved in accordance with relevant corporate policy.

No termination of Executive pursuant to any of clauses (i), (iv), (v), or (vi) above will be effective unless and until Executive has first been given written notice of the conduct or circumstance purported to constitute "Cause" thereunder and, unless such conduct or circumstance is not reasonably susceptible of cure or such conduct or circumstance has already been the subject of notice hereunder and cured by Executive previously, Executive has failed to cure that conduct or omission within thirty (30) days following receipt of that notice by Executive. Any termination under any of clauses (ii), (iii), (vii), (viii), (ix) or (x) or any termination which is subject to the exceptions provided for in the immediately preceding sentence, shall be effective on such current or prospective date as may be specified by Employer when giving written notice of the termination.

          (c) By Employer Without Cause. Subject to Section 7(c) hereof,
                                                    ------------
     Employer may terminate Executive's employment hereunder without Cause upon written notice from the CEO to Executive.

          (d) By Executive for Good Reason. Executive may terminate his employment hereunder for "Good Reason" at any time if, as of the date of
                               -----------
     termination, any of the following circumstances have occurred:

               (i) Failure by Employer to pay Executive the Base Salary or any annual bonus when due and payable under this Agreement, or a reduction in the Base Salary by Employer, other than a reduction pursuant to any retirement or welfare benefit plan;

               (ii) Failure by Employer or Group to provide Executive with employee welfare benefits substantially in accordance with Section 4
                                                                     ---------
          hereof;

               (iii) Executive's position, duties and scope of responsibilities as described in Section 2(a) hereof are materially reduced from those
                          ------------
          in effect on the Effective Date other than for Cause without the consent of Executive (it being understood that the reassignment of Executive's functions, duties or responsibilities other than those customarily performed by an executive vice president and a chief executive officer of a division of a business of comparable size and complexity to one or more other persons who report directly or indirectly to Executive shall not be considered a reduction of Executive's duties or responsibilities);

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

               (iv) The failure of Employer to obtain in writing the assumption of its obligation to perform this Agreement by any successor to all or substantially all of the assets of Employer and/or Employer's traditional outdoor division within fifteen (15) days after such sale or after a merger, consolidation, sale or similar transaction in which Employer is not the surviving entity, as applicable; or

               (v) Employer requires a physical transfer or relocation of Executive to a location unacceptable to Executive in order for Executive to continue to perform his duties and responsibilities under this Agreement.

No termination by Executive pursuant to any of clauses (i), (ii) or (iii) above will be effective unless and until Employer has first been given written notice of the conduct or circumstance purported to constitute "Good Reason" thereunder and, unless such conduct or circumstance is not reasonably susceptible of cure or such conduct or circumstance has already been the subject of notice hereunder and cured by Employer previously (in which case, such termination shall be effective on such current or prospective date as may be specified by Executive when giving written notice of the termination), Employer has failed to cure that conduct or omission within thirty (30) days following receipt of that written notice by Employer, except that if such conduct or circumstance is the failure to pay any moneys due to Executive under Section 3 hereof, then the cure period
                                         ---------
shall be fifteen (15) days following receipt of such written notice. Any termination under clause (iv) or (v) or any termination which is subject to the exceptions provided for in the immediately preceding sentence shall be effective on such current or prospective date as may be specified by Executive when giving written notice of the termination.

          (e) By Executive Without Good Reason. Executive may terminate his employment hereunder without Good Reason (as defined above) at any time upon notice from Executive to the CEO.

     7. Payments Upon Termination.

          (a) Termination by Employer for Cause or by Executive Other Than for Good Reason. If Executive's employment hereunder is terminated by Employer for Cause, other than pursuant to Section 6(b)(vii), (viii), (ix) or (x) or
                                       -----------------  ------  ----    ---
     by Executive other than for Good Reason prior to the end of the initial term of this Agreement or any extension thereof made pursuant to Section 1,
                                                                      ---------
     Employer shall pay to Executive, as soon as reasonably practicable after the date on which Executive's employment with Employer terminates (the "Termination Date"), any Base Salary and bonus earned but unpaid through
      ----------------
     the Termination Date, but no further Base Salary, bonus, or other benefits shall accrue or be payable for any period after the Termination Date.

               If Executive's employment hereunder is terminated by Employer for Cause pursuant to Section 6(b)(vii), (viii), (ix) or (x) prior to the end
                       -----------------  ------  ----    ---
     of the initial term of this Agreement or any extension thereof made pursuant to Section 1, Employer shall pay to Executive, as soon as
                 ---------
     reasonably practicable after the Termination Date, in a lump sum, a cash amount equal to one (1) year of Executive's Base Salary then in effect, but no further Base Salary, bonus, or other benefits shall accrue or be payable for any period after the Termination Date.

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

          (b) Termination Upon Death or Disability. If Executive's employment hereunder is terminated prior to the end of the initial term of this Agreement or any extension thereof made pursuant to Section 1 due to
                                                         ---------
     Executive's death or Disability, Employer shall pay to the beneficiaries designated in writing by Executive or Executive's estate, as applicable, as soon as reasonably practicable after the Termination Date, any Base Salary and bonus earned but unpaid through the Termination Date. No further Base Salary, bonus, or other benefits shall accrue or be payable for any period after the Termination Date.

          (c) Termination by Employer Without Cause or by Executive for Good Reason. If Executive's employment hereunder is terminated by Employer without Cause or by Executive for Good Reason prior to the end of the initial term of this Agreement or any extension thereof made pursuant to
     Section 1:
     ---------

               (i) Employer shall pay to Executive, as soon as reasonably practicable after the Termination Date, but in no event more than fifteen (15) days after such Termination Date, any Base Salary and bonus earned but unpaid through the Termination Date.

               (ii) Employer shall pay to Executive, as soon as reasonably practicable after the Termination Date, but in no event more than fifteen (15) days after such Termination Date, in a lump sum, a cash amount equal to the number of months remaining in the initial term or any extension thereof of Executive's Base Salary then in effect, provided that such payment shall be made only if Executive is in compliance with his obligations under Section 8.
                                                ---------

               (iii) Employer shall pay to Executive, as soon as reasonably practicable after the Termination Date, but in no event more than fifteen (15) days after such Termination Date, in a lump sum, any accrued but unused or unpaid vacation relating to the calendar year in which the Termination Date occurs.

               (iv) Group shall continue to provide to Executive the major medical coverage set forth in Section 4(b) on substantially the same
                                        ------------
          terms as set forth therein until the earlier of: (A) the expiration of the period for which he receives severance pay pursuant to clause (ii) above and (B) the date Executive has commenced new employment and has thereby become eligible for comparable benefits.

               (v) If requested by Executive, Employer shall provide Executive with a reasonably appropriate office and secretarial support and assistance, at no cost to Executive, for a period of up to six (6) months following the Termination Date.

          (d) No Duty to Mitigate. Executive shall not be obligated to seek other employment or take any other action to mitigate the amounts payable to Executive under this Agreement.

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

          (e) Payments and Benefits Constitute Exclusive Remedy. Executive agrees that if his employment is terminated prior to the end of the initial term of this Agreement or any extension thereof made pursuant to Section 1,
                                                                      ---------
     under circumstances entitling him to payment of any amounts and/or provision of any benefits under this Section 7, his sole right and remedy
                                          ---------
     against Employer or Group in connection with his employment, this Agreement, and the termination of his employment shall be to collect those amounts and/or receive those benefits, all as otherwise limited by the other provisions of this Section 7.
                              ---------

     8. Confidentiality, Nonsolicitation, Noncompetition, Inventions. Executive acknowledges that the business in which Employer, Group and their respective Affiliates engages is competitive and that Executive's employment with Employer will require that he have access to, and knowledge of, confidential and proprietary information pertaining to Employer, Group and their respective Affiliates that is of vital importance to the success of their respective businesses; that the direct or indirect disclosure of any such confidential information to existing or potential competitors of Employer, Group or their respective Affiliates would place it at a competitive disadvantage and would do material damage, financial and otherwise, to its business; and that by virtue of Executive's experience and expertise, some of his services to Employer will be special and unique and that Employer and the Executive are entering into this Agreement with the intention of preserving the goodwill of the business of Employer, Group and their respective Affiliates. Executive further acknowledges that the duties of Executive to be performed hereunder shall be performed across the United States, and not limited to a specific geographic area therein.

          (a) Confidentiality. Executive shall not, at any time during the Employment Period and for a period of five (5) years thereafter, except in connection with the performance of services hereunder or in furtherance of the business of Employer, Group or their respective Affiliates, communicate, divulge, or disclose to any other person not a director, officer, or employee, or not engaged to render services to or for, Employer, Group or their respective Affiliates, or use for his own benefit or purposes any Confidential Information (as such term is defined below) of or relating to Employer, Group or their respective Affiliates that he has obtained from Employer, Group or their respective Affiliates or any predecessor entity (whether obtained by Executive before, during, or after the term of his employment under this Agreement and including any such information developed by Executive while employed by Employer); except that this provision shall not preclude Executive from divulging, communicating or using any information made known generally to the public by Employer or by any party unrelated to Executive, or from making any disclosure required by applicable law, rules, regulations, or court or governmental or regulatory authority order or decree provided that, if practicable,
                                          --------
     Executive shall not make any such disclosure without first giving Employer notice of intention to make that disclosure and an opportunity to interpose an objection to the disclosure. All files, records, and documents pertaining to Employer's business shall belong to and remain the sole and exclusive property of Employer and if Employer requests the return of such information at any time during, upon or after termination of executive's employment, Executive shall immediately deliver the same to Employer.

"Confidential Information" means information relating to the services or
 ------------------------
operations of the Employer, Group or their respective Affiliates that is not generally known, is proprietary to Employer, Group or their respective Affiliates and is made known to Executive or learned or acquired by Executive while in the employ of Employer, including, without limitation, (i) information relating to research, development, purchasing, accounting, marketing, merchandising, advertising, selling, leasing, finance and business methods and techniques and (ii) customer lists and other information relating to past, present or prospective customers.

          (b) Nonsolicitation. During the period commencing on the Effective Date and continuing thereafter through the second anniversary of the Termination Date, Executive shall not, except in connection with his duties hereunder or otherwise for the sole account and benefit of Employer, directly or indirectly, induce or solicit any employee of Employer, Group or their respective Affiliates to leave their employ or approach any such employee for any of the foregoing purposes or authorize, solicit or assist in the taking of such actions by any third party.

          (c) Noncompetition. During the Employment Period and for a period equal to the number of months for which Executive has received severance compensation hereunder (but in no event less than one (1) year) following the Termination Date, Executive shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise which engages in the outdoor advertising business in any market in which Employer engages in the outdoor advertising business and in which Executive was performing services hereunder in the course of his employment with Employer (any of the foregoing activities being referred to herein as "Competitive Activities"). Executive also shall not provide management
      ----------------------
     services to any Person engaged in Competitive Activities. The foregoing covenant respecting Competitive Activities shall not be construed to preclude Executive from making any investments in the securities of any company, whether or not engaged in Competitive Activities with Employer, Group or its Affiliates, to the extent such investments are actively traded on a national securities exchange and such investment does not exceed 1.0% of the issued and outstanding shares of such company or give Executive the right or power to control or participate directly in making the policy decisions of any such company.

          (d) Inventions. Executive will promptly disclose to Employer and furnish to Employer a complete record of every discovery, invention, improvement, innovation, design, or work (any "Intellectual Development")
                                                    ------------------------
     that Executive may make or create, whether individually or with others, while Executive is employed by Employer. Executive acknowledges and agrees that any and all such Intellectual Developments, whether or not disclosed to Employer, shall be the property of Employer. Upon request of Employer, whether made before or after the termination of the employment relationship, Executive will assign to Employer (or to a party designated by Employer) all rights throughout the world to any Intellectual Developments that relate to Employer's current or prospective business or that result from Executive's work with Employer. Executive will cooperate fully with Employer in securing rights with respect to all such Intellectual Developments, including executing any documentation reasonably proposed

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

     by Employer and testifying, under oath if requested, without expense to Executive, to secure Employer's rights to Intellectual Developments in any jurisdiction.

          (e) Acknowledgment. Executive hereby acknowledges that (i) the respective time periods and geographical areas provided above are necessary for the protection of the business and goodwill of Employer, Group and their respective Affiliates, (ii) should any particular provision of such covenant be deemed invalid or unenforceable, Employer and Group will be entitled to enforce such provision for such a period of time and within such area as may be determined to be reasonable by a court of competent jurisdiction and (iii) this Section 8 shall continue beyond the termination
                                 ---------
     of his relationship with Employer hereunder to the extent provided herein. Executive further acknowledges that the services to be rendered by Executive hereunder are extraordinary and unique and are vital to the success of Employer's business, and that the breach of any of the covenants undertaken hereunder would cause substantial damage to Employer, impossible of exact ascertainment.

          (f) Equitable Relief. The parties hereto, recognizing that irreparable injury will result to Employer, its business and property, in the event of a breach of the provisions of Section 8 of this Agreement by Executive, and
                                   ---------
     that but for the agreements contained in this Section 8, Employer would not
                                                   ---------
     enter into this Agreement, hereby agree that in the event of any actual or threatened breach of the provisions of this Section 8 by Executive,
                                                 ---------
     Employer shall be entitled, in addition to any other remedies and damages available, to temporary relief without notice and to all injunctive relief without bond to restrain the violation thereof by Executive, Executive's partners, agents, servants, employers, business associates, Executives, and all persons acting for or with Executive. The prevailing party in such action shall be entitled to recover from the other party all costs associated therewith, including, without limitation, reasonable and necessary attorney's fees.

     9. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Executive and Employer. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

     10. Entire Agreement. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement.

     11. Notices. Notices under this Agreement shall be in writing and will be effective immediately upon delivery if delivered in person (or by facsimile with confirmation of receipt) to Executive (in the case of notices to Executive) or in person (or by facsimile with confirmation of receipt) to the individual indicated below (in the case of notices to Employer) or three (3) days after mailing if deposited in the United States mail, postage prepaid, and addressed:

if to Executive, to:                James Matalone
                                    2627 Pleasant Place
                                    Sarasota, FL  34239
                                    Facsimile:
                                               -------------

and if to Employer, to:             NextMedia Outdoor, Inc.
                                    6312 South Fiddler's Green Circle
                                    Suite 360-E
                                    Englewood, CO  80111
                                    Attention:  Sean Stover
                                    Facsimile:  303-694-4940

Either party may change the address to which notice to that party may be mailed by notifying the other party of the change in the manner contemplated in this section.

     12. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect.

     13. Assignment. Executive may not assign, transfer or otherwise dispose of any of his rights hereunder without the prior written consent of Employer, in its sole discretion. Employer may assign its rights and obligations under this Agreement to any subsidiary or Affiliate of Employer without the consent of Executive. Any attempted assignment in violation of the foregoing shall be void and without force or effect.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument and a signature to any one of such counterparts shall be deemed to be a signature to all such counterparts.

     15. Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in that state.

     16. Attorney's Fees and Expenses. If either of the parties institutes any legal action to enforce its rights under, or to recover damages for material breach of, this Agreement, the prevailing party shall be entitled to recover from the other party any actual expenses for attorney's fees, costs, expenses and disbursements incurred by the prevailing party.

     17. Executive Representations. Executive hereby represents and warrants to Employer that (a) Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Executive is a party or by which he is bound and (b) there are no agreements or understandings that would make unlawful Executive's execution or delivery of this Agreement or his employment hereunder.

     18. Disputes. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of either Executive or Employer, be finally determined and settled by arbitration in the city of Employer's headquarters in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Employer shall pay the costs and expenses of such arbitration and the fees of Executive's counsel and experts unless the finder of fact determines that Employer is the prevailing party in such arbitration.

     19. Miscellaneous. The provisions of this Agreement shall survive the termination of Executive's employment with Employer. This Agreement supersedes any prior written or oral agreements or understanding between the parties relating to the subject matter hereof. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

     20. Definitions. In addition to the defined terms set forth throughout this Agreement, the following capitalized terms shall have the respective meanings set forth below:

     "Affiliate" shall mean with respect to any Person:

          (a) Any Person directly or indirectly Controlling, Controlled by or under common Control with such Person ("Control Persons");
                                             ---------------

          (b) Individuals who are members of the family of any individual who is a Control Person;

          (c) Entities that are Controlled by such family members; and

          (d) Entities in which Control Persons have a material investment.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Base Salary" shall have the meaning set forth in Section 3(a) of this
                                                       ------------
Agreement.

     "Board of Directors" shall have the meaning set forth in Section 2(a) of
                                                              ------------
this Agreement.

     "Cause" shall have the meaning set forth in Section 6(b) of this Agreement.
                                                 ------------

     "CEO" shall mean the chief executive officer of Group.

     "Compensation Committee" shall have the meaning set forth in Section 3(a)
                                                                  ------------
of this Agreement.

     "Competitive Activities" shall have the meaning set forth in Section 8(c)
                                                                  ------------
of this Agreement.

     "Confidential Information" shall have the meaning set forth in Section 8 of
                                                                    ---------
this Agreement.

     "Control" (including the correlative terms "controlled by" and "controlling" shall mean the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Disability" and "Disabled" shall have the meanings set forth in Section 5
                                                                      ---------
of this Agreement.

     "Effective Date" shall have the meaning set forth in Section 1 of this
                                                          ---------
Agreement.

     "Employer" shall have the meaning set forth in the preamble to this Agreement.

     "Employment Period" shall have the meaning set forth in Section 1 of this
                                                             ---------
Agreement.

     "Executive" shall have the meaning set forth in the preamble to this Agreement.

     "Good Reason" shall have the meaning set forth in Section 6(d) of this
                                                       ------------
Agreement.

     "Group" shall have the meaning set forth in the preamble to this Agreement.

     "Intellectual Development" shall have the meaning set forth in Section 8(d)
                                                                    ------------
of this Agreement.

         "Investors LLC" shall have the meaning set forth in Section 3(c) of
                                                             ------------
this Agreement.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

     "Termination Date" shall have the meaning set forth in Section 7(a) of this
                                                            ------------
Agreement.

            [The Remainder of this Page Is Intentionally Left Blank.]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"EMPLOYER"                                           "EXECUTIVE"

NEXTMEDIA OUTDOOR, INC.


By:_________________________________                  __________________________
Name:  Sean R. Stover                                 James Matalone
Title: Vice President

"GROUP"

NEXTMEDIA GROUP, INC.


By:__________________________________________________
Name:  Sean R. Stover
Title: Sr. Vice President and Chief Financial Officer